EXHIBIT 99.1—Portion of Press Release dated October 9, 2002

Redback Networks Announces Third Quarter 2002 Operating Results

Redback Networks Inc. today announced results for the quarter ended September 30, 2002. Net revenue for the third quarter of 2002 was $17.4 million, compared to $40.1 million in the prior fiscal quarter and $37.0 million for the same quarter in the prior year.

Pro forma net loss for the quarter was $0.20 per share, compared to a loss of $0.16 in fiscal Q2 2002 and a loss of $0.28 in the third fiscal quarter of 2001. Pro forma results exclude certain impairment charges, excess and obsolete inventory charges, restructuring charges, stock and other compensation related charges, amortization of intangibles and other items detailed within the attached tables.

The GAAP net loss, including certain charges as detailed within the attached tables, for the quarter ended September 30, 2002 was $0.30 per share, compared to a loss of $0.40 in fiscal Q2 2002 and $21.71 in the third fiscal quarter of 2001.

REDBACK is a trademark registered at the U.S. Patent & Trademark Office and in other countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks’ expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, sales distribution, product enhancements, product offering, support services, delivery of services and future success of the strategic relationship. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks and other risks relating to Redback Networks’ business that are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

Redback Networks, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Net revenue	$17,407	$37,001	$98,046	$187,365
Cost of revenue	14,019	25,860	60,043	118,619

Pro forma gross profit	3,388	11,141	38,003	68,746

Operating expenses:
Research and development	20,018	25,934	63,136	83,438
Selling, general and administrative	15,726	25,135	53,284	82,694

Total operating expenses	35,744	51,069	116,420	166,132

Pro forma loss from operations	(32,356)	(39,928)	(78,417)	(97,386)
Other income (expense), net	(2,452)	(988)	(11,829)	1,075

Pro forma net loss	$(34,808)	$(40,916)	$(90,246)	$(96,311)

Pro forma net loss per basic and diluted share	$(0.20)	$(0.28)	$(0.55)	$(0.68)

Shares used in computing per share data	173,517	145,475	162,630	141,250

These unaudited pro forma condensed consolidated statements of operations exclude the following items required for presentation in accordance with accounting principles generally accepted in the United States (GAAP), and may not be comparable to pro forma results from other companies. The pro forma results provide additional information. However, pro forma information is not a substitute for financial information prepared in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Pro forma net loss	$(34,808)	$(40,916)	$(90,246)	$(96,311)
Impairment of goodwill	—	(2,689,857)	—	(2,689,857)
Amortization of intangible assets	(1,870)	(315,959)	(10,058)	(948,368)
Stock-based compensation	(1,833)	(4,370)	(7,600)	(51,096)
Excess and obsolete inventory charge	(14,375)	(42,424)	(34,375)	(131,024)
Restructuring charges	—	(53,379)	(1,612)	(80,529)
Investment impairments	—	(1,079)	—	(11,379)
Executive recruitment fees and sign on bonuses	—	(4,283)	—	(4,283)
Asset write downs (principally Optical Transport)	—	—	(8,801)	—
Asset impairment and adverse commitment	—	(5,966)	—	(5,966)

GAAP net loss	$(52,886)	$(3,158,233)	$(152,692)	$(4,018,813)

Redback Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Net revenue	$17,407	$37,001	$98,046	$187,365
Cost of revenue	30,213	69,837	103,390	254,222

Gross profit (loss)	(12,806)	(32,836)	(5,344)	(66,857)

Operating expenses:
Research and development	20,018	26,605	67,372	84,109
Selling, general and administrative	15,726	34,713	57,849	92,272
Impairment of goodwill	—	2,689,857	—	2,689,857
Restructuring charges	—	53,379	1,612	80,529
Amortization of intangible assets	51	314,406	1,086	943,789
Stock-based compensation	1,833	4,370	7,600	51,096

Total operating expenses	37,628	3,123,330	135,519	3,941,652

Loss from operations	(50,434)	(3,156,166)	(140,863)	(4,008,509)
Other expense, net	(2,452)	(2,067)	(11,829)	(10,304)

Net loss	$(52,886)	$(3,158,233)	$(152,692)	$(4,018,813)

Net loss per basic and diluted share	$(0.30)	$(21.71)	$(0.94)	$(28.45)

Shares used in computing per share data	173,517	145,475	162,630	141,250

Redback Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30, 2002	December 31, 2001
Assets
Assets:
Cash, cash equivalents and investments (1)	$138,388	$178,820
Accounts receivable, net	8,904	34,924
Inventories	17,052	67,954
Property and equipment, net	69,836	93,456
Goodwill and other intangibles	437,992	447,897
Other assets	44,579	43,296

Total assets	$716,751	$866,347

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$90,408	$143,477
Deferred revenue	9,792	9,539
Other liabilities	61,247	82,918
Convertible notes and other borrowings	521,505	492,876
Stockholders’ equity	33,799	137,537

Total liabilities and stockholders’ equity	$716,751	$866,347

(1)	Cash, cash equivalents, and investments includes restricted amounts totaling $41.3 million and $44 million as of September 30, 2002 and December 31, 2001, respectively.